                                                                    Exhibit 11.1

                          SAFEWAY INC. AND SUBSIDIARIES
                    Computation of Earnings Per Common Share
                           and Common Share Equivalent
                     (In millions, except per-share amounts)
                                  (Unaudited)

                                                                 12 WEEKS ENDED
                                                     --------------------------------------
                                                        JUNE 17, 1995       JUNE 18, 1994
                                                     ------------------   -----------------
                                                      FULLY                FULLY
                                                     DILUTED    PRIMARY   DILUTED   PRIMARY
                                                     -------    -------   -------   -------
Income before extraordinary loss                      $ 68.7    $ 68.7    $ 58.9    $ 58.9
Extraordinary loss                                        -         -       (7.4)     (7.4)
                                                      ------    ------    ------    ------
Net income                                            $ 68.7    $ 68.7    $ 51.5    $ 51.5
                                                      ======    ======    ======    ======

Weighted average common shares outstanding             105.9     105.8     102.9     102.6
Common share equivalents                                14.4      14.4      19.0      19.0
                                                      ------    ------    ------    ------
Weighted average common shares and common
 share equivalents                                     120.3     120.2     121.9     121.6
                                                      ======    ======    ======    ======

Earnings per common share and common
 share equivalent:
     Income before extraordinary loss                 $ 0.57    $ 0.57    $ 0.48    $ 0.48
     Extraordinary loss                                  -         -       (0.06)    (0.06)
                                                      ------    ------    ------    ------
     Net income                                       $ 0.57    $ 0.57    $ 0.42    $ 0.42
                                                      ======    ======    ======    ======

Calculation of common share equivalents:

     Options and warrants to purchase common shares     22.2      22.3      28.2      28.5
     Common shares assumed purchased with potential
        proceeds                                        (7.8)     (7.9)     (9.2)     (9.5)
                                                      ------    ------    ------    ------
     Common share equivalents                           14.4      14.4      19.0      19.0
                                                      ======    ======    ======    ======

Calculation of common shares assumed purchased with potential proceeds:

     Potential proceeds from exercise of options and
        warrants to purchase common shares            $285.2    $284.3    $230.8    $231.2
     Common stock price used under the treasury
        stock method                                  $36.50    $35.78    $25.13    $24.46
                                                      ------    ------    ------    ------
     Common shares assumed purchased with
        potential proceeds                               7.8       7.9       9.2       9.5
                                                      ======    ======    ======    ======

(Continued)

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

                         SAFEWAY INC. AND SUBSIDIARIES              Exhibit 11.1
                    Computation of Earnings Per Common Share
                     and Common Share Equivalent (Continued)
                     (In millions, except per-share amounts)
                                 (Unaudited)


                                                                 24 WEEKS ENDED
                                                      -------------------------------------
                                                        JUNE 17, 1995       JUNE 18, 1994
                                                      -----------------   -----------------
                                                       FULLY               FULLY
                                                      DILUTED   PRIMARY   DILUTED   PRIMARY
                                                      -------   -------   -------   -------
Income before extraordinary loss                      $130.7    $130.7    $100.8    $100.8
Extraordinary loss                                       -         -        (7.4)     (7.4)
                                                      ------    ------    ------    ------
Net income                                            $130.7    $130.7    $ 93.4    $ 93.4
                                                      ======    ======    ======    ======

Weighted average common shares outstanding             105.9     105.5     102.9     102.1
Common share equivalents                                15.0      15.1      19.0      19.2
                                                      ------    ------    ------    ------
Weighted average common shares and common
 share equivalents                                     120.9     120.6     121.9     121.3
                                                      ======    ======    ======    ======

Earnings per common share and common
 share equivalent:
     Income before extraordinary loss                 $ 1.08    $ 1.08    $ 0.83    $ 0.83
     Extraordinary loss                                  -         -       (0.06)    (0.06)
                                                      ------    ------    ------    ------
     Net income                                       $ 1.08    $ 1.08    $ 0.77    $ 0.77
                                                      ======    ======    ======    ======

Calculation of common share equivalents:

     Options and warrants to purchase common shares     22.8      23.3      28.1      28.9
     Common shares assumed purchased with potential
        proceeds                                        (7.8)     (8.2)     (9.1)     (9.7)
                                                      ------    ------    ------    ------
     Common share equivalents                           15.0      15.1      19.0      19.2
                                                      ======    ======    ======    ======

Calculation of common shares assumed purchased with potential proceeds:

     Potential proceeds from exercise of options and
        warrants to purchase common shares            $285.8    $284.4    $229.6    $228.6
     Common stock price used under the treasury
        stock method                                  $36.50    $34.75    $25.13    $23.53
                                                      ------    ------    ------    ------
     Common shares assumed purchased with
        potential proceeds                               7.8       8.2       9.1       9.7
                                                      ======    ======    ======    ======


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